                           [LETTERHEAD APPEARS HERE]



                                February 9, 2000

Napa National Bancorp
901 Main Street
Napa, CA 94559

Ladies and Gentlemen:

          This opinion is being delivered to you pursuant to the Agreement and Plan of Reorganization dated as of November 18, 1999, and amended as of January 18, 2000 (the "Agreement"), between Wells Fargo & Company, a Delaware corporation ("Parent"), and Napa National Bancorp, a California corporation ("Target"). Pursuant to the Agreement, Wells Fargo NNB Merger Co., a wholly owned subsidiary of Parent ("Merger Sub"), will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.  The Agreement.

          2.  The Registration Statement prepared in connection with the Merger.

          3. Representation letters provided by Parent and Target in connection with this opinion and attached to this letter.

          4. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          A. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

Napa National Bancorp                    [Logo]                           Page 2


          B. The Merger will be consummated in accordance with the Agreement (without any waiver, breach or amendment of any of the provisions thereof) and will be effective under applicable state law.

          C. Parent and Target will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below.

          D. Any statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters with respect to which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken.

          E. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

          (1) For federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

          (2) No taxable gain or loss will be recognized by the holders of Target common stock upon the receipt of Parent common stock in exchange for their Target common stock in the Merger (except for cash received in lieu of fractional shares).

          (3) A holder of Target common stock will have a tax basis in the Parent common stock he or she receives in the Merger equal to the tax basis of the exchanged shares of Target common stock (reduced by any tax basis allocable to fractional shares for which cash is received).

          (4) The holding period for the Parent common stock received by a holder of Target common stock in the Merger will include the holder's holding period in the exchanged shares of Target common stock; provided such shares of Target common stock are held as a capital asset at the Effective Time of the Merger.

          No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever (including the Merger) if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof, or if any of the representations, warranties, statements and assump-

Napa National Bancorp                    [Logo]                           Page 3


tions upon which we relied is not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion letter addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code and the other matters specifically stated above. This opinion letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any other transaction undertaken in connection with the Merger or in contemplation of the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any Target shareholder who has provided or will provide services to Target or Parent will have compensation income under any provision of the Code as a result of the receipt of Parent common stock or otherwise; (ii) the tax consequences of the Merger (or any other transaction) to holders of options, warrants or other rights to acquire Target stock; (iii) any state, local or foreign tax consequences of the Merger; (iv) the tax consequences of the Merger as applied to specific shareholders of Target or that may be relevant to particular classes of Target shareholders such as dealers in securities, foreign persons and holders of shares acquired upon exercise of stock options or in other compensatory transactions; or (v) the tax consequences of the exchange of Target options for Parent stock in the Merger.

          This opinion letter represents our best judgment regarding the application of federal income tax laws based on current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          This opinion is given for the purposes of satisfying a closing condition set forth in the Agreement and serving as an exhibit to the Registration Statement. This opinion is intended solely for your benefit. It may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent.

                                 Very truly yours,



                                 /s/ BROBECK, PHLEGER & HARRISON LLP


Attachment

                             NAPA NATIONAL BANCORP

                               February 9, 2000

Brobeck, Phleger & Harrison LLP
Spear Street Tower
One Market
San Francisco, CA 94105

     Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of November 18, 1999, and amended as of January 18, 2000, among Wells Fargo & Company, a Delaware corporation ("Parent"), and Napa National Bancorp, a California corporation ("Target")

Ladies and Gentlemen:

          This letter is supplied to you in connection with your rendering of an opinion pursuant to the Agreement regarding certain federal income tax consequences of the above-captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.  Representations

          After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Time of the Merger:

          1. Pursuant to the Merger, Wells Fargo NNB Merger Co., a wholly owned subsidiary of Parent "Merger Sub") will merge with and into Target, and Target will acquire all of the assets and liabilities of Merger Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger, and at least ninety percent (90%) of the fair market value of the net assets and seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will be held by Target after the Merger. For the purpose of determining the percentage of net and gross assets held by Target immediately following the Merger, the following assets will be treated as property held by Target or Merger Sub, as the case may be, immediately prior to the Merger but not by Target subsequent to the Merger: (i) assets disposed of by Target or Merger Sub (other than assets transferred by Merger Sub to Target in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any asset disposed of by Target or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the

                             Napa National Bancorp

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 2

period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by Target or Merger Sub to pay other expenses or liabilities incurred in connection with the Merger, (iii) assets used by Target or Merger Sub to make payments to dissenting Target shareholders and to Target shareholders in lieu of fractional shares of Parent stock, and
(iv) assets used by Target or Merger Sub to make distribution, redemption or other payments in respect of Target stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. Target has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business and (ii) payments for expenses incurred in connection with the Merger;

          3. The Merger is being undertaken for business reasons and not for the purpose of tax avoidance;

          4. At the time of the Merger, except as specified or disclosed in the Agreement or in a schedule or exhibit to the Agreement, Target will not have any stock or any other equity interests outstanding and will not have any warrants, options, convertible securities or any other type of right outstanding pursuant to which any person could acquire any shares of Target stock or any other equity interest in Target;

          5. In the Merger, shares of Target stock representing "Control" of Target will be exchanged solely for voting stock of Parent. For purposes of this certificate, shares of Target stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to dissenting Target shareholders and cash paid to Target shareholders in lieu of fractional shares of Parent stock) will be treated as Target stock outstanding on the date of the Merger but not exchanged for voting stock of Parent. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          6. At the time of the Merger, there will exist no rights to acquire Target stock or to vote (or restrict or otherwise control the vote of) Target stock which, if exercised, could affect Parent's acquisition and retention of Control of Target;

          7. The liabilities of Target have been incurred by Target in the ordinary course of its business;

                             Napa National Bancorp

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 3

          8. Target does not and will not at the Effective Time have any liability (i) to any Target shareholder incurred in exchange for cash or other assets transferred to Target, or (ii) to Parent or Merger Sub;

          9. No Target shareholder has guaranteed any Target indebtedness that is currently outstanding or will be outstanding at the Effective Time of the Merger;

          10. The fair market value of Target's assets will, at the Effective Time, exceed the aggregate liabilities of Target;

          11. Other than shares of Target stock or options to acquire Target stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Target in the ordinary course of business, no issuances of Target stock or rights to acquire Target stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period or as otherwise specifically identified in the Agreement;

          12. Cash or other property paid to employees of Target during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period;

          13. Target is not and will not be at the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code");

          14. Target is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          15. Target (i) has not redeemed and will not redeem any of its stock prior to and in connection with the Merger, and (ii) has not made and will not make any extraordinary distributions (within the meaning of Section 1.368-1T(e)(1) of the Treasury Regulations) with respect to its stock prior to and in connection with the Merger. For the purposes of this representation, extraordinary distributions will not include periodic dividends that are consistent with Target's historic dividend practices;

          16. No person related to Target (within the meaning of Section 1.368-1T(e)(2) of the Treasury Regulations) has acquired or will acquire any stock of Target prior to and in connection with the Merger;

          17. Except with respect to payments of cash to dissenting Target shareholders and to Target shareholders in lieu of fractional shares of Parent stock, one hundred percent (100%) of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Parent voting stock. Thus, except as set forth in the preceding sentence, Target intends that

                             Napa National Bancorp

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 4

no consideration be paid or received (directly or indirectly, actually or constructively) for Target stock other than Parent voting stock;

          18. At the Effective Time, the fair market value of the Parent stock received by each Target shareholder will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target stock will be approximately equal to the fair market value of all of the outstanding shares of Target stock immediately prior to the Merger;

          19. Except as otherwise specifically provided in the Agreement, Parent, Merger Sub, Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger;

          20. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          21. None of the payments received by any shareholder-employees of Target that are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Target stock; none of the shares of Parent stock received by any shareholder-employees of Target in exchange for shares of Target stock are actually separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          22. No direct or indirect subsidiary of Target owns any shares of Target stock; 23. Target will continue its historic business through the Effective Time of the Merger;

          24. There is no intercorporate indebtedness existing between Parent and Target or between Merger Sub and Target;

          25. The payment of cash in lieu of fractional shares of Parent stock in connection with the consummation of the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Target shareholders instead of issuing fractional shares of Parent stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Target shareholders in exchange for their stock. The fractional share interests of each shareholder will be aggregated and no Target shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent stock;

                             Napa National Bancorp

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 5

          26. Each of the representations made by Target in the Agreement and any other documents associated therewith is true and accurate; and

          27. The undersigned officer is authorized to make all of the certifications and representations on behalf of Target set forth herein.

B.   Reliance by You in Rendering Opinion;
     Limitations on your Opinion

          1. The undersigned recognizes that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.

          2. Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of Target pursuant to Parent's exercise of control over Target after the Merger.

          3. The undersigned recognizes that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                 Very truly yours,


                                 Napa National Bancorp



                                 By  /s/ Brian J. Kelly
                                     ____________________________________


                                 Its President & Chief Operating Officer
                                     ___________________________________

                             WELLS FARGO & COMPANY

                               February 9, 2000

Brobeck, Phleger & Harrison LLP
Spear Street Tower
One Market
San Francisco, CA 94105

     Re: Merger pursuant to the Agreement and Plan of Reorganization (the "Agreement") dated as of November 18, 1999, and amended as of January 18, 2000, among Wells Fargo & Company, a Delaware corporation ("Parent"), and Napa National Bancorp, a California corporation ("Target")

Ladies and Gentlemen:

          This letter is supplied to you in connection with your rendering of an opinion pursuant to the Agreement regarding certain federal income tax consequences of the above-captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

A.  Representations

          After consulting with his counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true through the Effective Time of the Merger:

          1. Pursuant to the Merger, Wells Fargo NNB Merger Co., a wholly owned subsidiary of Parent ("Merger Sub") will merge with and into Target, and Target will acquire all of the assets and liabilities of Merger Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Target immediately prior to the Merger and at least ninety percent (90%) of the fair market value of the net assets and at least seventy (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger will be held by Target after the Merger (referred to as the "substantially all requirement"). For the purpose of determining the percentage of Target's and Merger Sub's net and gross assets held by Target immediately following the Merger, the following assets will be treated as property held by Target or Merger Sub, as the case may be, immediately prior to the Merger but not by Target subsequent to the Merger: (i) assets disposed of by Target or Merger Sub (other than assets transferred by Merger Sub to Target in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Target or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the

                             Wells Fargo & Company

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 2

Effective Time and beginning with the commencement of negotiations (whether formal or informal) with Target regarding the Merger (the "Pre-Merger Period")),
(ii) assets used by Target or Merger Sub to pay reorganization expenses or liabilities incurred in connection with the Merger, (iii) assets used by Target or Merger Sub to make payments to dissenting Target shareholders and to Target shareholders in lieu of fractional shares of Parent stock and (iv) assets used by Target or Merger Sub to make distribution, redemption or other payments in respect of Target stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto;

          2. Parent's acquisition of Target is being undertaken for business reasons;

          3. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used herein, "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          4. Merger Sub has been formed solely to consummate the Merger and, prior to the Effective Time, Merger Sub has not conducted and will not conduct any business activity or other operation of any kind (except for the issuance of its stock to Parent);

          5. In the Merger, all shares of Target stock will be exchanged solely for voting stock of Parent, except to the extent of cash paid to dissenting Target shareholders and cash paid in lieu of fractional shares in accordance with the terms of the Agreement, and the shares of Target stock that are exchanged solely for Parent voting stock will represent Control of Target;

          6. Parent has no plan or intention to cause Target to issue additional shares of stock after the Merger or take any other action that would result in Parent losing control of Target within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code");

          7. Except for transfers permitted under Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k), Parent has no current plan or intention to (i) liquidate Target; (ii) merge Target with or into another corporation other than into Parent in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code; (iii) sell, distribute or otherwise dispose of Target stock; or (iv) sell or otherwise dispose of (if Target is merged into Parent), or cause Target to sell or otherwise dispose of, any of Target's assets (or any assets acquired from Merger Sub) except for dispositions made in the ordinary course of business, payment of expenses incurred by Target pursuant to the Merger (including payments made to

                             Wells Fargo & Company

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 3

dissenting Target shareholders and payments with respect to fractional shares) or transfers or dispositions that do not violate the substantially all requirement as described in Paragraph 1 above;

          8. In the Merger, Merger Sub will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities;

          9. Parent intends that Target (or Parent if Target is merged into Parent) will continue the historic business of Target or use a significant portion of Target's historic assets in a business following the Merger;

          10. Neither Parent nor any current or former subsidiary of Parent owns, or has owned during the past five (5) years, directly or indirectly, 5% or more of the shares of Target stock, or the right to acquire or vote 5% or more of such shares (except such rights as are granted in the Agreement);

          11. Neither Parent nor Merger Sub is an investment company within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

          12. Neither Parent nor Merger Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          13. Neither Parent (or any agent of Parent) nor any "related person" with respect to Parent within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations (a) has purchased or will purchase 5% or more of Target's stock in connection with or in contemplation of the Merger, or (b) has purchased or will purchase any Parent stock issued in the Merger except for any purchases of Parent stock pursuant to the stock repurchase program described in the next paragraph;

          14. Parent has no plan or intention to reacquire any of its stock issued in the transaction. However, Parent has an ongoing stock repurchase program for Parent common stock. The Parent repurchase program was created by action of the Parent Board of Directors and publicly announced on September 30, 1999. The program authorizes the repurchase of up to 82 million shares of Parent common stock. As of June 30, 1999, Parent had approximately 1.65 billion shares of common stock outstanding. The program is designed to help Parent meet common stock issuance requirements for Parent's employee benefit plans and conversion of convertible securities, and other company purposes, including acquisitions accounted for as purchases and for managing the company capital position.

            (a) Parent intends that all stock repurchases made pursuant to this stock repurchase program, or any other future stock repurchase program adopted by Parent, (i) shall be undertaken for a corporate business purchase, (ii) shall be made in the open market for stock of Parent which is widely held and publicly traded, except that

                             Wells Fargo & Company

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 4


     Parent may acquire stock in privately negotiated trades made directly with an entity that is not known to Parent to have acquired such stock in the Merger, and any redemptions or repurchases of stock issued in the Merger that occur shall be incidental to the operation of such stock repurchase plan, and (iii) shall be limited to, in the aggregate, a small percentage of Parent common stock outstanding at the time of the redemption or repurchase;

            (b) Any repurchases by Parent of Parent common stock on the open market at the same time that a former Target shareholder may be selling such stock on the open market would be purely coincidental;

            (c) Parent's program to repurchase Parent common stock subsequent to the Merger will not be undertaken at the request of Target or Target shareholders, and actual repurchases by Parent of Parent common stock following the Merger will not be made at the request of Target or Target shareholders;

          15. The payment of cash in lieu of fractional shares of Parent stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration;

          16. With the possible exception of Target shareholders who hold their shares under different names or in separate accounts or otherwise submit multiple letters of transmittal, the total cash received by a Target shareholder in lieu of fractional share interests of Parent will not exceed the Average Closing Price of one full share of Parent common stock;

          17. At the Effective Time of the Merger, the fair market value of the Parent stock (plus cash in lieu of fractional shares) received by each Target shareholder will be approximately equal to the fair market value of the Target stock surrendered in exchange therefor, and the aggregate consideration received by Target shareholders in exchange for their Target stock will be approximately equal to the fair market value of all of the outstanding shares of Target stock immediately prior to the Merger;

          18. No shares of Merger Sub have been or will be used as consideration or issued to shareholders of Target pursuant to the Merger;

          19. Except as otherwise specifically provided in the Agreement, Parent, Merger Sub, Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger;

          20. There is no intercorporate indebtedness existing between Parent and Target or between Merger Sub and Target that was issued, acquired or will be settled at a discount;

                             Wells Fargo & Company

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 5

          21. Parent will assume no liabilities of Target or any Target shareholder in connection with the Merger;

          22. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations;

          23. None of the payments received by any shareholder-employees of Target that are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Target stock; none of the shares of Parent stock received by any shareholder-employees of Target in exchange for shares of Target stock are actually separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employees of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

          24. With respect to each instance, if any, in which shares of Target stock have been purchased by a shareholder of Parent (a "Shareholder") during the Pre-Merger Period (a "Stock Purchase"): (i) the Stock Purchase was not made by such Shareholder as a representative, or for the benefit, of Parent; (ii) the purchase price paid by such Shareholder pursuant to the Stock Purchase was not and will not be advanced, and was not and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Shareholder or any other party required or obligated to surrender to Parent the Target stock acquired in the Stock Purchase, and neither such Shareholder nor any other party will be required to surrender to Parent the Parent stock for which such shares of Target stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

          25. Each of the representations made by Parent and Merger Sub in the Agreement and any other documents associated therewith is true and accurate in all material respects; and

          26. The undersigned officer of Parent is authorized to make all of the certifications and representations on behalf of Parent set forth herein.

B.   RELIANCE BY YOU IN RENDERING OPINION;
     LIMITATIONS ON YOUR OPINION

          1. The undersigned recognizes that (i) your opinion will be based on the representations set forth herein and on the statements contained in the Agreement and the documents related thereto and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations are not accurate in all material respects.

                             Wells Fargo & Company

Brobeck, Phleger & Harrison LLP                                 February 9, 2000
                                                                          Page 6


          2. The undersigned recognizes that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                               Very truly yours,


                               Wells Fargo & Company



                               By /s/ John E. Ganoe
                                  _______________________________________


                               Title Executive Vice President
                                     ____________________________________